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Exhibit 99.1

Contacts:	News Media Paul Fitzhenry 609-720-4261	Investor Relations Ed Arditte 609-720-4621 Karen Chin 609-720-4398

TYCO INTERNATIONAL REPORTS FOURTH QUARTER EARNINGS FROM
CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.57 PER SHARE AND
GAAP EARNINGS OF $0.42 PER SHARE

($ millions, except per-share amounts)
	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Revenue	$5,028	$4,616	9%	$18,781	$17,336	8%
Income from Continuing Operations	$210	$326	(36)%	$(2,519)	$823	N/A
Diluted EPS from Continuing Operations	$0.42	$0.64	(34)%	$(5.09)	$1.60	N/A
Special Items	$(0.15)	$0.17		$(7.02)	$0.00
Income from Continuing Ops Before Special Items	$285	$238	20%	$964	$824	17%
Diluted EPS from Continuing Ops Before Special Items	$0.57	$0.47	21%	$1.93	$1.60	21%
  •
  Company records revenue growth of 9% with organic revenue growth of 5.4%
  •
  Company has strong cash flow quarter
  •
  Company began repurchasing shares during the quarter in connection with previously-announced $1 billion share repurchase program
  •
  Results adversely impacted by higher tax rate

        PEMBROKE, Bermuda—November 15, 2007—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported $0.42 in diluted GAAP earnings per share (EPS) from continuing operations and diluted EPS from continuing operations of $0.57 before special items for the fiscal fourth quarter of 2007. Diluted GAAP EPS from continuing operations was negatively impacted by special items which totaled $0.15 per share, consisting primarily of restructuring and separation-related costs. The GAAP tax rate of approximately 40% for the fourth quarter was negatively impacted by approximately 5 percentage points by the special items. Revenue in the quarter increased 9% versus the prior year to $5.0 billion, with organic revenue growth of 5.4%. Diluted EPS from continuing operations before special items increased 21% in the quarter.

        Cash from operating activities was $1.015 billion in the quarter. The company had free cash flow of $690 million which was reduced by $67 million in separation and restructuring charges. For the fiscal year 2007, cash from operating activities was $1.8 billion and free cash flow of $801 million was reduced by $322 million consisting of: $295 million for certain legacy tax items, $93 million of separation-related costs and $70 million of restructuring-related payments offset by cash proceeds of $136 million of restitution payments from former executives.

        Tyco Chairman and Chief Executive Officer Ed Breen said, "Our results for the fourth quarter and the full year reflect good revenue growth, improved operating performance and strong cash flow. We had a good finish to the year and made progress on a number of key initiatives that we expect to drive solid earnings growth in 2008."

        Organic revenue growth, free cash flow, operating income before special items, operating margin before special items, income from continuing operations before special items and EPS from continuing operations before special items are all non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules can be found at www.tyco.com on the Investor Relations portion of Tyco's Website.

SEGMENT RESULTS

        The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the quarter ended September 29, 2006 unless otherwise indicated.

ADT Worldwide

	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Revenue	$1,989	$1,872	6%	$7,648	$7,205	6%
Operating Income	$241	$249	(3)%	$842	$907	(7)%
Operating Margin	12.1%	13.3%		11.0%	12.6%
Special Items	$(16)	—		$(129)	$(2)
Operating Income Before Special Items	$257	$249	3%	$971	$909	7%
Operating Margin Before Special Items	12.9%	13.3%		12.7%	12.6%

        ADT Worldwide designs, sells, installs, services and monitors electronic security systems to residential, commercial, industrial and governmental customers. Revenue increased 6% in the fourth quarter with organic revenue growth of 3%. Geographically, North America had organic revenue growth of 3%, the Europe, Middle East, and Africa region grew 2% and Asia grew 14%.

        Operating income was $241 million in the quarter and the operating margin was 12.1%. Special items in the quarter consisted of $16 million of restructuring charges incurred primarily in Europe. Before special items, operating income increased 3% to $257 million and the operating margin before special items was 12.9%. Operating income before special items included expenses of $10 million to convert certain North American customers to digital services in advance of the February 2008 analog-to-digital transition for wireless phone services; and $7 million related to a legal matter.

        For the full year, revenue increased 6% with organic revenue growth of 4%. Operating income was $842 million and the operating margin was 11.0%. Before special items, operating income increased 7% to $971 million and the operating margin before special items was 12.7%.

Fire Protection Services

	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Revenue	$944	$895	5%	$3,506	$3,281	7%
Operating Income	$82	$94	(13)%	$253	$239	6%
Operating Margin	8.7%	10.5%		7.2%	7.3%
Special Items	$(8)	$1		$(34)	$1
Operating Income Before Special Items	$90	$93	(3)%	$287	$238	21%
Operating Margin Before Special Items	9.5%	10.4%		8.2%	7.3%

        Fire Protection Services designs, sells, installs and services fire detection and fire suppression systems to commercial, industrial and governmental customers. Revenue increased 5% to a quarterly sales record of $944 million. The fiscal fourth quarter is traditionally the strongest quarter of the year for this business due to higher levels of service and installation activity during the summer months. Organic revenue growth in the quarter was 2% with relatively similar growth rates across the North American SimplexGrinnell business and the international fire businesses.

        Operating income was $82 million and the operating margin was 8.7%. Special items in the quarter consisted of $8 million in restructuring charges. Before special items, the operating income was $90 million and the operating margin was 9.5%.

        For the full year, revenue increased 7% to $3.5 billion with organic revenue growth of 5%. Operating income was $253 million for the full year and the operating margin was 7.2%. Operating income before special items increased 21% to $287 million and the operating margin before special items improved 90 basis points to 8.2% driven by strong performance in the SimplexGrinnell business.

Flow Control

	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Revenue	$1,071	$871	23%	$3,766	$3,135	20%
Operating Income	$123	$111	11%	$457	$356	28%
Operating Margin	11.5%	12.7%		12.1%	11.4%
Special Items	$(12)	—		$(29)	—
Operating Income Before Special Items	$135	$111	22%	$486	$356	37%
Operating Margin Before Special Items	12.6%	12.7%		12.9%	11.4%

        Flow Control designs, manufactures, sells and services valves, pipes, fittings, valve automation and heat tracing products for the water and wastewater markets, the energy markets and other process industries. Revenue increased 23% in the quarter with organic revenue growth of 16% driven by strong double digit growth across all businesses including industrial valves, water and thermal controls.

        Operating income was $123 million and the operating margin was 11.5%. Special items in the quarter consisted of $12 million in restructuring charges. Operating income before special items increased 22% to $135 million, led by the valves business in Europe and the Australian water business.

        For the full year, revenue increased 20% to $3.8 billion, with organic revenue growth of 14%. Operating income was $457 million and the operating margin was 12.1%. Operating income before special items increased 37% to $486 million while the operating margin before special items improved 150 basis points for the full year to 12.9% due to higher volume and productivity improvements.

Safety Products

	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Revenue	$459	$433	6%	$1,767	$1,675	6%
Operating Income	$69	$80	(14)%	$286	$202	42%
Operating Margin	15.0%	18.5%		16.2%	12.1%
Special Items	$(19)	—		$(39)	$(100)
Operating Income Before Special Items	$88	$80	10%	$325	$302	8%
Operating Margin Before Special Items	19.2%	18.5%		18.4%	18.0%

        Safety Products designs, manufactures and sells fire protection, security and life safety products including fire suppression products, breathing apparatus, intrusion security, access control and video management systems. Revenue increased 6% in the quarter with organic revenue growth of 3% led by fire suppression, video and access control products.

        Operating income was $69 million and the operating margin was 15.0%. Special items in the quarter consisted of two items: $9 million in restructuring and impairment charges and $10 million of charges to conclude a voluntary replacement program (VRP) initiated in 2001 for the replacement of certain fire sprinkler heads. The deadline for submitting claims under the VRP expired during the quarter. Operating income before special items increased 10% due to higher volumes and better productivity.

        For the full year, revenue increased 6% to $1.8 billion with organic revenue growth of 3%. Strong revenue growth in fire suppression, video and access control products was partially offset by lower revenue in life safety. Operating income was $286 million and the operating margin was 16.2%. Operating income before special items was $325 million and the operating margin before special items was 18.4%.

Electrical and Metal Products

	Q4 2007	Q4 2006	% Change	FY 2007	FY 2006	% Change
Revenue	$533	$521	2%	$1,974	$1,949	1%
Operating Income	$45	$82	(45)%	$159	$319	(50)%
Operating Margin	8.4%	15.7%		8.1%	16.4%
Special Items	$(7)	—		$(7)
Operating Income Before Special Items	$52	$82	(37)%	$166	$319	(48)%
Operating Margin Before Special Items	9.8%	15.7%		8.4%	16.4%

        Electrical and Metal Products designs, manufactures and sells steel tubing and pipe products, pre-wired armored cable and flexible conduit products for commercial construction. Revenue increased 2% in the quarter with better volume for steel tubular products partially offset by lower steel and copper spreads year over year.

        Operating income was $45 million. Special items in the quarter consisted of $7 million in restructuring charges. Operating income before special items of $52 million was lower year over year, but higher on a quarter sequential basis.

        For the full year, revenue increased 1% to $2 billion and was essentially flat organically. Operating income was $159 million and the operating margin was 8.1%. The operating margin before special items was 8.4%. Operating income before special items declined 48% or $153 million to $166 million due to lower steel and copper spreads.

OTHER ITEMS

  •
  Corporate and Other expense was $158 million in the quarter and included $28 million of net charges primarily for restructuring and separation. Revenue from operations in Corporate and Other was $32 million in the quarter and operating income for these businesses was $5 million.

  •
  Charges related to Tyco's previously-announced restructuring program totaled $60 million in the fourth quarter and $217 million for full year 2007.

  •
  Beginning this quarter, the results of the Infrastructure Services business are classified as discontinued operations as Tyco pursues the sale of this business. As previously announced, the company reached an agreement to sell the Brazilian operation of the Infrastructure Services business for approximately $300 million. The Infrastructure Services business had operating income of $14 million for the quarter and $53 million for the full year.

  •
  Special items of $0.15 per share in the quarter consisted of charges of $0.08 for restructuring and impairment activities, $0.08 for separation expenses, and $0.01 for the VRP program, partially offset by a benefit of $0.02 for an insurance recovery related to the class action settlement. Special items of $0.17 per share in the fourth quarter of 2006 consisted of income of $0.14 from an insurance related settlement with a former executive and income of $0.06 from a reduction in estimated workers' compensation liabilities, partially offset by a charge of $0.03 for separation expenses.

        Management will discuss the company's outlook for the fiscal first quarter and full year 2008 during a conference call today beginning at 8:30 a.m. EST.

ABOUT TYCO INTERNATIONAL

        Tyco International (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco completed the spin-off of its healthcare and electronics businesses on June 29, 2007. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        Today's conference call for investors can be accessed in three ways:

  •
  At Tyco's Website: http://investors.tyco.com.

  •
  By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1092. The telephone dial-in number for participants outside the United States is (612) 332-0107.

  •
  An audio replay of the conference call will be available beginning at 12:00 p.m. on November 15, 2007 and ending at 11:59 p.m. on November 23, 2007. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 890559.

NON-GAAP MEASURES

        "Organic revenue growth," "free cash flow" (FCF), "operating income before special items", "earnings per share (EPS) from continuing operations" and "operating margin before special items" are non-GAAP measures and should not be considered replacements for GAAP results.

        Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue growth is a useful measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It may be used as a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

        FCF is a useful measure of the company's cash which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback liabilities, and

  •
  voluntary pension contributions.

        The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management's and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

        The company has presented and forecast its operating income, income from continuing operations before special items, EPS and operating margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Covidien into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes operating income, EPS and operating margin before special items to assess overall operating performance, segment level core operating performance and to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They are also significant components in the company's incentive compensation plans. Operating income, EPS and operating margin before special items are useful measures for investors because they permit more meaningful comparisons of the company's underlying operating results and business trends between periods. EPS before special items does not reflect any additional adjustments that are not reflected in operating income before special items. The difference between operating income and operating margin before special items and operating income and operating margin (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings (including transaction costs related to the separations of Tyco Electronics and Covidien into separate public companies), and other income or charges that may mask the underlying operating results and/or business trends. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company's reported operating income, EPS and operating margin. This limitation is best addressed by using operating income and operating margin before special items in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

        The company presents its operating income, EPS and operating margin forecast before special items to give investors a perspective on the underlying business results. Because the company often cannot predict the amount and timing of unusual or special items and associated charges or gains that may be recorded in the company's financial statements, it does not present forecasts that include the impact of those items. See the accompanying tables to this press release for the reconciliation presenting the components of operating income before special items.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K/A for the fiscal year ended Sept. 29, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2007.

#  #  #

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Net revenue	$5,028	$4,616	$18,781	$17,336
Cost of sales	3,329	3,024	12,441	11,427
Selling, general and administrative expenses	1,234	1,039	4,828	4,475
Class action settlement, net	(13)	—	2,862	—
Separation costs	20	17	105	49
Goodwill impairment	—	—	46	—
Restructuring, asset impairment and divestiture charges (credits), net	56	(1)	214	15

Operating income (loss)	402	537	(1,715)	1,370
Interest income	50	12	102	43
Interest expense	(105)	(66)	(313)	(279)
Other expense, net	2	—	(255)	—

Income (loss) from continuing operations before income taxes and minority interest	349	483	(2,181)	1,134
Income taxes	(138)	(156)	(334)	(310)
Minority interest	(1)	(1)	(4)	(1)

Income (loss) from continuing operations	210	326	(2,519)	823
(Loss) income from discontinued operations, net of income taxes	(29)	922	777	2,781

Income (loss) before cumulative effect of accounting change	181	1,248	(1,742)	3,604
Cumulative effect of accounting change, net of income taxes	—	—	—	(14)

Net income (loss)	$181	$1,248	$(1,742)	$3,590

Basic earnings per common share:
Income (loss) from continuing operations	$0.42	$0.65	$(5.09)	$1.64
(Loss) income from discontinued operations	(0.06)	1.85	1.57	5.53
Cumulative effect of accounting change	—	—	—	(0.03)

Net income (loss)	$0.36	$2.50	$(3.52)	$7.14

Diluted earnings per common share:
Income (loss) from continuing operations	$0.42	$0.64	$(5.09)	$1.60
(Loss) income from discontinued operations	(0.06)	1.81	1.57	5.38
Cumulative effect of accounting change	—	—	—	(0.03)

Net income (loss)	$0.36	$2.45	$(3.52)	$6.95

Weighted-average number of shares outstanding:
Basic	496	499	495	503
Diluted	500	511	495	521
Income Reconciliation for Diluted EPS:
Income (loss) from continuing operations	$210	$326	$(2,519)	$823
Add back of interest expense for convertible debt	—	2	—	12

Income (loss) from continuing operations, giving effect to dilutive adjustments	210	328	(2,519)	835
(Loss) income from discontinued operations	(29)	922	777	2,781
Add back of interest expense for convertible debt	—	3	—	19
Cumulative effect of accounting change	—	—	—	(14)

Net income (loss), giving effect to dilutive adjustments	$181	$1,253	$(1,742)	$3,621

NOTE:
These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K/A for the fiscal year ended September 29, 2006, Quarterly Report on Form 10-Q/A for the quarterly period ended December 29, 2006, Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2007, and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2007.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarter Ended				Twelve Months Ended
	September 28, 2007		September 29, 2006		September 28, 2007		September 29, 2006
NET REVENUE
ADT Worldwide	$1,989		$1,872		$7,648		$7,205
Fire Protection Services	944		895		3,506		3,281
Flow Control	1,071		871		3,766		3,135
Safety Products	459		433		1,767		1,675
Electrical and Metal Products	533		521		1,974		1,949
Corporate and Other(1)	32		24		120		91

Total Net Revenue	$5,028		$4,616		$18,781		$17,336

OPERATING INCOME (LOSS) AND MARGIN
ADT Worldwide	$241	12.1%	$249	13.3%	$842	11.0%	$907	12.6%
Fire Protection Services	82	8.7%	94	10.5%	253	7.2%	239	7.3%
Flow Control	123	11.5%	111	12.7%	457	12.1%	356	11.4%
Safety Products	69	15.0%	80	18.5%	286	16.2%	202	12.1%
Electrical and Metal Products	45	8.4%	82	15.7%	159	8.1%	319	16.4%
Corporate and Other(2)	(158)	N/M	(79)	N/M	(3,712)	N/M	(653)	N/M

Operating Income (Loss) and Margin	$402	8.0%	$537	11.6%	$(1,715)	-9.1%	$1,370	7.9%

(1)
Revenue related to certain international building products businesses.

(2)
Includes operating income of $5 million for both the quarter ended September 28, 2007 and September 29, 2006, primarily related to certain international building products businesses. Includes operating income of $24 million and $18 million for the twelve months ended September 28, 2007 and September 29, 2006, respectively, primarily related to certain international building products businesses.

 TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 28, 2007	September 29, 2006
Current Assets:
Cash and cash equivalents	$1,894	$2,193
Accounts receivable, net	3,010	2,748
Inventories	1,835	1,619
Class action settlement escrow	2,992	—
Other current assets	1,645	1,787
Assets of discontinued operations	969	34,224

Total current assets	12,345	42,571
Property, plant and equipment, net	3,556	3,501
Goodwill	11,691	11,293
Intangible assets, net	2,697	2,730
Other assets	2,526	2,916

Total Assets	$32,815	$63,011

Current Liabilities:
Short-term debt and current maturities of long-term debt	$380	$771
Accounts payable	1,715	1,557
Class action settlement liability	2,992	—
Accrued and other current liabilities	3,505	3,488
Liabilities of discontinued operations	509	7,997

Total current liabilities	9,101	13,813
Long-term debt	4,076	8,853
Other liabilities	3,947	4,904

Total Liabilities	17,124	27,570
Minority interest	67	54
Shareholders' equity	15,624	35,387

Total Liabilities and Shareholders' Equity	$32,815	$63,011

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K/A for the fiscal year ended September 29, 2006, Quarterly Report on Form 10-Q/A for the quarterly period ended December 29, 2006, Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2007.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Cash Flows from Operating Activities:
Net income (loss)	$181	$1,248	$(1,742)	$3,590
Loss (income) from discontinued operations	29	(922)	(777)	(2,781)
Cumulative effect of accounting change	—	—	—	14

Income (loss) from continuing operations	210	326	(2,519)	823
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	282	294	1,151	1,182
Non-cash compensation expense	52	38	173	151
Deferred income taxes	62	(321)	(11)	(414)
Provision for losses on accounts receivable and inventory	32	23	94	56
Loss on the retirement of debt	—	—	259	1
Goodwill impairment	—	—	46	—
Non-cash restructuring, asset impairment and divestiture charges (credits), net	8	(1)	28	4
Other non-cash items	13	(67)	28	(36)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	82	(22)	(128)	(151)
Inventories	103	63	(166)	(106)
Accounts payable	144	199	54	172
Accrued and other liabilities	147	48	(56)	(166)
Income taxes, net	(19)	399	(244)	408
Class action settlement liability	—	—	2,992	—
Other	(101)	82	135	69

Net cash provided by operating activities	1,015	1,061	1,836	1,993

Net cash provided by discontinued operating activities	(6)	1,345	2,475	3,574
Cash Flows from Investing Activities:
Capital expenditures	(194)	(162)	(669)	(558)
Proceeds from disposal of assets	9	23	23	39
Acquisition of businesses, net of cash acquired	(5)	(3)	(31)	(5)
Acquisition of customer accounts (ADT dealer program)	(136)	(107)	(409)	(373)
Divestiture of businesses, net of cash retained	2	5	8	11
Liquidation of rabbi trust investments	—	—	271	—
(Increase) decrease in investments	(2)	(3)	4	58
(Increase) decrease in restricted cash	(1)	(1)	5	20
Class action settlement escrow	—	—	(2,960)	—
Other	(4)	(10)	14	(20)

Net cash (used in) provided by investing activities	(331)	(258)	(3,744)	(828)

Net cash used in discontinued investing activities	(17)	(571)	(805)	(599)
Cash Flows from Financing Activities:
Net repayments of debt	(2)	(9)	(5,928)	(1,090)
Proceeds from exercise of share options	18	45	406	249
Dividends paid	—	(201)	(791)	(806)
Repurchase of common shares by subsidiary	(59)	(626)	(727)	(2,544)
Transfers (to) from discontinued operations	(79)	610	8,567	2,429
Other	(9)	(2)	12	(10)

Net cash (used in) provided by financing activities	(131)	(183)	1,539	(1,772)

Net cash provided by (used in) discontinued financing activities	79	(615)	(932)	(2,687)
Effect of currency translation on cash	31	11	70	21
Effect of currency translation on cash of discontinued operations	—	14	33	21

Net increase (decrease) in cash and cash equivalents	640	804	472	(277)
Less: net increase in cash related to discontinued operations	(56)	(173)	(771)	(309)
Cash and cash equivalents at beginning of period	1,310	1,562	2,193	2,779

Cash and cash equivalents at end of period	$1,894	$2,193	$1,894	$2,193

Reconciliation to "Free Cash Flow":
Net cash provided by operating activities	$1,015	$1,061	$1,836	$1,993
Decrease in sale of accounts receivable	1	1	7	8
Capital expenditures, net	(185)	(139)	(646)	(519)
Acquisition of customer accounts (ADT dealer program)	(136)	(107)	(409)	(373)
Purchase accounting and holdback liabilities	(5)	(1)	(10)	(7)
Voluntary pension contributions	—	—	23	—

Free Cash Flow	$690	$815	$801	$1,102

NOTE: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE GROWTH RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended September 28, 2007
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue Growth		Net Revenue for the Quarter Ended September 29, 2006

ADT Worldwide	$1,989	6.3%	$63	3.4%	$3	0.2%	$(11)	-0.6%	$62	3.3%	$1,872
Fire Protection Services	944	5.5%	31	3.5%	(3)	-0.3%	—	0.0%	21	2.3%	895
Flow Control	1,071	23.0%	65	7.5%	(6)	-0.7%	—	0.0%	141	16.2%	871
Safety Products	459	6.0%	16	3.7%	(2)	-0.5%	—	0.0%	12	2.8%	433
Electrical and Metal Products	533	2.3%	7	1.3%	—	0.0%	—	0.0%	5	1.0%	521
Corporate and Other	32	33.3%	2	8.3%	—	0.0%	—	0.0%	6	25.0%	24

Total Net Revenue	$5,028	8.9%	$184	4.0%	$(8)	-0.3%	$(11)	-0.2%	$247	5.4%	$4,616

	Twelve Months Ended September 28, 2007
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue Growth		Net Revenue for the Twelve Months Ended September 29, 2006

ADT Worldwide	$7,648	6.1%	$213	3.0%	$(3)	-0.2%	$(21)	-0.2%	$254	3.5%	$7,205
Fire Protection Services	3,506	6.9%	99	3.0%	(30)	-0.9%	—	0.0%	156	4.8%	3,281
Flow Control	3,766	20.1%	197	6.3%	(16)	-0.6%	—	0.0%	450	14.4%	3,135
Safety Products	1,767	5.5%	48	2.9%	—	0.0%	—	0.0%	44	2.6%	1,675
Electrical and Metal Products	1,974	1.3%	20	1.0%	1	0.1%	—	0.0%	4	0.2%	1,949
Corporate and Other	120	31.9%	9	9.9%	—	0.0%	—	0.0%	20	22.0%	91

Total Net Revenue	$18,781	8.3%	$586	3.4%	$(48)	-0.4%	$(21)	-0.1%	$928	5.4%	$17,336

NOTE:    Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended September 28, 2007	Twelve Months Ended September 28, 2007
Total debt at beginning of period	$4,456	$9,624
Net debt repayments	(2)	(5,928)
Currency translation	1	118
Other	1	642

Total debt at end of period	$4,456	$4,456

Tyco International Ltd.
Earnings Per Share Summary

	Quarter Ended					Quarter Ended
	Dec. 30, 2005	March 31, 2006	June 30, 2006	Sept. 29, 2006	Year Ended Sept. 29, 2006	Dec. 30, 2006	March 30, 2007	June 29, 2007	Sept. 28, 2007	Year Ended Sept. 28, 2007
Diluted EPS from Continuing Operations	$0.29	$0.37	$0.31	$0.64	$1.60	$0.33	$0.31	$(6.16)	$0.42	$(5.09)
Restructuring charges in cost of sales									0.01	0.01
Class action settlement, net								5.83	(0.02)	5.81
Separation costs		0.02	0.03	0.03	0.07	0.07	0.10	0.69	0.08	0.93
Losses on divestitures	0.01	(0.01)			0.01					0.01
Restructuring and asset impairment charges, net						0.10	0.05	0.07	0.07	0.28
Goodwill impairment								0.09		0.09
Tax Items							(0.12)			(0.12)
Reduction in estimated workers' compensation liabilities				(0.06)	(0.06)
Voluntary Replacement Program			0.12		0.12				0.01	0.01
Former Management Settlement				(0.14)	(0.14)

Diluted EPS from Continuing Operations Before Special Items	$0.30	$0.38	$0.46	$0.47	$1.60	$0.50	$0.34	$0.52	$0.57	$1.93

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  Exhibit 99.1
TYCO INTERNATIONAL REPORTS FOURTH QUARTER EARNINGS FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.57 PER SHARE AND GAAP EARNINGS OF $0.42 PER SHARE
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. RESULTS OF SEGMENTS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. ORGANIC REVENUE GROWTH RECONCILIATION (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. DEBT RECONCILIATION (in millions) (Unaudited)
Tyco International Ltd. Earnings Per Share Summary